Fourth Quarter and Fiscal Year 2014 Earnings Conference Call

March 2, 2015

NASDAQ: EPIQ
www.epiqsystems.com

Forward Looking Statements & Use of Non-GAAP Measures

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products or services; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; and industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations which may not prove to be accurate. Forward-looking statements may be identified by words or phrases such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective," "seeks," and "potential" and variations of these words and similar expressions or negatives of these words. Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provide a "safe harbor" for forward-looking statements. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) failure to keep pace with technological changes and significant changes in the competitive environment, (2) risks associated with cyber-attacks, interruptions or delays in services at data centers, (3) risks of errors or failures of software or services, (4) interruptions or delays in service at data centers we utilize for delivery of our services, (5) undetected errors in, and failure of operation of, software products releases, (6) our reliance on third-party hardware and software, (7) failure of our financial, operating and information systems to operate as intended, (8) our inability to attract, develop and retain executives and other qualified employees, (9) risks associated with the integration of acquisitions into our existing business operations, (10) risks associated with our international operations, (11) lack of protection of our intellectual property through patents and formal copyright registration, (12) risks of litigation against us for infringement of proprietary rights, (13) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (14) any material non-cash write-downs based on impairment of our goodwill, (15) fluctuations in our quarterly results that could cause fluctuations in the market price of our common stock, (16) our inability to maintain compliance with debt covenant ratios, (17) risks associated with indebtedness and interest rate fluctuations, (18) risks associated with provisions of our articles of incorporation that prevent a takeover of the company, (19) overall strength and stability of general economic conditions, both in the United States and in the global markets, (20) the difficulties a third party may have in acquiring our Company due to our shareholder rights plan, (21) the impact of our current review process of strategic alternatives, and (22) other risks detailed from time to time in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

This presentation includes the following non-GAAP financial measures: (i) adjusted net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition and related expense, one-time technology expense, loan fee amortization, litigation expense, timing of recognition of expense, reorganization expense, loss on disposition of assets, strategic review expense and the effect of tax adjustments that are outside of Epiq Systems' anticipated effective tax rate, all net of tax), (ii) adjusted earnings per share, calculated as adjusted net income on a fully diluted per share basis, and (iii) adjusted EBITDA (net income adjusted for depreciation and amortization, share-based compensation, acquisition and related expense, one-time technology expense, net expense related to financing, litigation expense, timing of recognition of expense, reorganization expense, loss on disposition of assets, strategic review expense and provision for income taxes). Income taxes typically represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses an approximate statutory tax rate of 40% to reflect income tax effects in the presentation of its adjusted net income and adjusted net income per share. Utilization of an approximate statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance of the company across historical periods.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its shareholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Financial Results

	Fourth Quarter		Full Year	
(in millions, except per share data)	2014	2013	2014	2013
Operating Revenue	$108.5	$121.0	$444.1	$438.7
Net (Loss) Income	($0.6)	$0.1	($1.3)	$11.1
Net (Loss) Income per share (Diluted)	($0.02)	$0.00	($0.04)	$0.30
Adjusted Net Income[(1)]	$8.1	$9.1	$28.8	$35.7
Adjusted EBITDA[(2)]	$25.1	$27.1	$97.0	$99.3
Adjusted Earnings Per Share (EPS) (Diluted)[(3)]	$0.22	$0.26	$0.80	$0.98
Adjusted Diluted Shares	36,805	35,312	36,110	36,302
Net Cash from Operations	$32.3	$24.0	$69.7	$32.6

(1) A non-GAAP measure, refer to page 8 for reconciliation to most directly comparable GAAP measure.
(2) A non-GAAP measure, refer to page 9 for reconciliation to most directly comparable GAAP measure.
(3) A non-GAAP measure, refer to page 10 for calculation.

Selected Balance Sheet Data

(In thousands)	Dec 31, 2014	Dec 31, 2013
Cash and Cash Equivalents	$54,226	$40,336
Trade Accounts Receivable, Net	$117,854	$145,134
Property and Equipment, Net	$70,579	$72,118
Goodwill	$404,187	$404,302
Other Intangibles, Net	$29,605	$41,117
Indebtedness	$313,481	$312,457
Equity	$324,937	$326,014

Cash from Operating Activities

(In thousands)	Dec 31, 2014	Dec 31, 2013
Net Income (Loss)	($1,337)	$11,110
Non-cash Adjustments to Net Income (Loss)		
Depreciation and Amortization	$48,697	$49,805
Other, Net	$18,629	$8,254
Changes in Operating Assets and Liabilities, Net		
Trade Accounts Receivable	$22,513	($43,392)
Other, Net	($18,780)	$6,821
Net Cash Provided by Operating Activities	$69,722	$32,598

Segment Operating Results


Q4 2014
37%
63%
Q4 2013
30%
70%
FY 2014
33%
67%
FY 2013
35%
65%
Technology
Bankruptcy & Settlement Administration

(In millions)	Technology		Bankruptcy and Settlement Administration	
	Operating Revenue	Adjusted EBITDA	Operating Revenue	Adjusted EBITDA
Q4 2014	$68.9	$20.7	$39.6	$14.6
Q4 2013	$84.4	$25.6	$36.6	$12.8
FY 2014	$297.7	$84.0	$146.4	$53.2
FY 2013	$284.9	$89.3	$153.8	$49.1

2015 Financial Guidance

- Preliminary guidance estimates for fiscal year 2015
- Guidance estimates may be updated in future periods as conditions permit[1]

	2015E
Operating Revenue	$465 - $485 million
Adjusted EBITDA	$103 - $109 million
Adjusted EPS	$0.86 - $0.92

[1] This guidance includes a number of assumptions based on current facts and expectations, which are subject to change.

Adjusted Net Income

Reconciliation

(In thousands, except per share data)	Q4 2014	Q4 2013	2014	2013
Net Income (Loss)	($630)	$96	($1,337)	$11,110
Plus (net of tax [1]):				
Amortization of Acquisition Intangibles	1,911	2,622	7,593	11,300
Share-based Compensation	4,872	2,587	7,859	6,005
Acquisition and Related Expense [2]	233	2,101	1,686	1,784
One-time Technology Expense [3]	15	1,345	2,585	2,326
Loan Fee Amortization	218	218	1,335	1,173
Litigation Expense [4]	561	142	1,936	1,200
Timing of Recognition of Expense [5]	-	(514)	-	851
Reorganization Expense [6]	184	280	8,075	769
Loss on Disposition of Assets	12	-	118	-
Strategic Review Expense	836	-	1,152	-
Effective Tax Rate Adjustment [7]	(79)	219	(2,174)	(847)
Adjusted Net Income	$8,133	$9,096	$28,828	$35,671
Adjusted Earnings Per Share – Diluted	$0.22	$0.26	$0.80	$0.98

(1) Individual adjustments are calculated using a tax rate of 40%.
(2) Acquisition and related expense includes one-time costs associated with acquisitions.
(3) One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(4) Litigation expense related to significant one-time matters.
(5) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6) Expenses primarily related to one-time charges for post-employment benefits.
(7) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at a tax rate of 40%.

Adjusted EBITDA

Reconciliation

epiq SYSTEMS

(In thousands)	Q4 2014	Q4 2013	2014	2013
Net Income (Loss)	($630)	$96	($1,337)	$11,110
Plus:				
Depreciation and Amortization	11,579	12,760	48,697	49,805
Share-based Compensation	8,119	4,312	13,098	10,008
Acquisition and Related Expense (1)	332	3,440	2,586	2,746
One-time Technology Expense (2)	25	2,242	4,309	3,877
Expense Related to Financing, Net (3)	3,839	4,184	16,264	12,018
Litigation Expense (4)	699	-	2,280	1,052
Timing of Recognition of Expense (5)	-	(857)	-	1,418
Reorganization Expense (6)	306	466	13,458	1,281
Loss on Disposition of Assets	20	-	196	-
Strategic Review Expense	1,392	-	1,919	-
Provision for Income Taxes	(551)	429	(4,515)	5,995
Adjusted EBITDA	$25,130	$27,072	$96,955	$99,310

(1) Acquisition and related expense includes one-time costs associated with acquisitions.
(2) One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(3) Expense related to financing is net of interest income.
(4) Litigation expense related to significant one-time matters.
(5) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6) Expenses primarily related to one-time charges for post-employment benefits.

Net Income Per Share Calculation

(In thousands, except per share data)	Q4 2014	Q4 2013	2014	2013
Net Income (Loss)	($630)	$96	($1,337)	$11,110
Amounts re-allocated to nonvested shares	-	(1)	-	(113)
Net Income (Loss) Adjusted For Nonvested Allocation	($630)	$95	($1,337)	$10,997
Basic Weighted Average Shares	36,094	34,525	35,512	35,434
Adjustment to reflect share-based awards	711	787	598	868
Diluted Weighted Average Shares	36,805	35,312	36,110	36,302
Net Income (Loss) Per Share – Diluted	($0.02)	$0.00	($0.04)	$0.30
Adjusted Net Income	$8,133	$9,096	$28,828	$35,671
Amounts re-allocated to nonvested shares	-	(1)	-	(113)
Adjusted Net Income Adjusted for Diluted Calculation	$8,133	$9,095	$28,828	$35,558
Adjusted Earnings Per Share – Diluted	$0.22	$0.26	$0.80	$0.98

Investor Contacts

Kelly Bailey
Epiq Systems
(913) 621-9500
IR@epiqsystems.com

Chris Eddy
Catalyst Global
(212) 924-9800
epiq@catalyst-ir.com

NASDAQ: EPIQ
www.epiqsystems.com